Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is dated as of July 12, 2006, by and among CELLSTAR CORPORATION, a Delaware corporation ("Parent"), each of Parent's Subsidiaries signatory hereto (together with Parent, each an individual "Borrower", and collectively, the "Borrowers"), the lenders signatory hereto (the "Lenders") and WELLS FARGO FOOTHILL, INC., in its capacity as agent for the Lenders (the "Agent").

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 31, 2006 (as the same may be modified, amended, restated or supplemented from time to time, the "Loan Agreement"), pursuant to which the Lenders have agreed to make loans and other financial accommodations to the Borrowers from time to time;

WHEREAS, the Borrowers have requested that the Agent and the Lenders amend certain terms of the Loan Agreement; and

WHEREAS, the Agent and the Lenders have agreed to the requested amendments on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

    Amendment to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement, "Definitions", is hereby modified and amended by deleting the existing definition of "Permitted Dispositions" set forth therein and inserting the following definition in substitution thereof:

    ""Permitted Dispositions" means (a) sales or other dispositions by Borrowers of Equipment that is worn, damaged, or obsolete in the ordinary course of the applicable Borrower's business, (b) sales by Borrowers of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrowers in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrowers, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the applicable Borrower's business, (e) sales of Equipment and other assets (other than Real Property, Inventory and Accounts) having a fair market value not to exceed $3,000,000 in the aggregate during the period from the Closing Date through the Maturity Date, provided that all proceeds of any and all dispositions of all such assets of any Borrower shall be paid to Agent for application to outstanding Advances (which amounts may be reborrowed subject to the terms and conditions of this Agreement), (f) dispositions of assets during any fiscal year with an aggregate market value of less than $100,000, (g) so long as no Event of Default has occurred and is continuing, the sale of any (i) Foreign Subsidiary with a net worth of less than $1,500,000, or (ii) a Domestic Subsidiary or Borrower with a net worth of less than $1,500,000 with the consent of Agent, (h) dispositions of Accounts of CellStar Mexico in an aggregate amount not exceeding $30,000,000 outstanding at any time pursuant to a factoring facility permitted by Section 7.1(e)(ii) hereof, (i) disposition of Accounts of CellStar Ltd. and/or National Auto Center, Inc. owed by non-U.S. Account Debtors pursuant to a factoring facility or other credit facility permitted by Section 7.1(e)(iii) hereof, and (j) dispositions of Accounts of CellStar Chile S.A. in an aggregate amount not exceeding $20,000,000 outstanding at any time pursuant to a factoring facility permitted by Section 7.1(e)(iv) hereof."

    Amendment to Section 7.1 of the Loan Agreement. Section 7.1 of the Loan Agreement, "Indebtedness", is hereby modified and amended by deleting subsection (e) thereof in its entirety and inserting the following in lieu thereof:

    "(e) (i) any Permitted Foreign Subsidiary Credit Facility, (ii) any accounts receivable factoring facility entered into by CellStar Mexico for general working capital needs in an aggregate amount not exceeding $30,000,000 outstanding at any time; provided such factoring facility (x) is not guaranteed by any Borrower; provided, such factoring facility may be guaranteed by a Borrower if such guaranty is unsecured and subject to a subordination agreement satisfactory to Agent, and (y) does not limit or prohibit the payment of any Management Fees to any Borrower, (iii) any accounts receivable factoring facility or other credit facility for the Miami, Florida based Accounts owed by non-U.S. Account Debtors entered into by CellStar Ltd. and/or National Auto Center, Inc. for general working capital needs; provided such factoring facility or other credit facility (x) is not guaranteed by or with recourse (other than standard carve-outs for commercial disputes, delivery of non-conforming goods and similar exceptions) to any Borrower; provided, such factoring facility may be guaranteed by or with recourse to a Borrower if such guaranty or other liability is unsecured and subject to a subordination agreement satisfactory to Agent, (y) does not limit or prohibit the payment of any Management Fees to any Borrower, and (z) is on terms satisfactory to Agent and (iv) any accounts receivable factoring facility entered into by CellStar Chile S.A. for general working capital needs in an aggregate amount not exceeding $20,000,000 outstanding at any time; provided such factoring facility (x) is not guaranteed by any Borrower; provided, such factoring facility may be guaranteed by a Borrower if such guaranty is unsecured and subject to a subordination agreement satisfactory to Agent, and (y) does not limit or prohibit the payment of any Management Fees to any Borrower;"

    Amendment to Section 7.2 of the Loan Agreement. Section 7.2 of the Loan Agreement, "Liens", is hereby modified and amended by deleting such Section in its entirety and inserting the following in substitution thereof:

    "7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for (a) Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness) and (b) (i) Liens on the assets of any Foreign Subsidiaries securing any Permitted Foreign Subsidiary Credit Facility, (ii) Liens on accounts receivable of CellStar Mexico securing an accounts receivable factoring facility permitted by Section 7.1(e)(ii) hereof and (iii) Liens on accounts receivable of CellStar Chile S.A. securing an accounts receivable factoring facility permitted by Section 7.1(e)(iv) hereof."

    No Other Amendments or Waivers. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and each Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or a course of dealing with the Agent or the Lenders at variance with the Loan Agreement such as to require further notice by the Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Each Borrower acknowledges and expressly agrees that the Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. The Borrowers have no knowledge of any challenge to the Agent's or any Lenders' claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

    Conditions Precedent to Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received each of the following:

      fully executed and delivered counterparts of this Amendment by the Borrowers, the Required Lenders and the Agent; and

      such other information, documents, instruments or approvals as the Agent or the Agent's counsel may reasonably require.

    Representations and Warranties of Borrowers. Each Borrower represents and warrants to the Agent and the Lenders as follows:

      Each Borrower is a corporation or limited partnership organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction indicated on the signature pages hereto and in all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

      The execution, delivery, and performance by each Borrower of this Amendment are within such Borrower's corporate or partnership authority, have been duly authorized by all necessary corporate or partnership action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's shareholders, partners, or members or any approval or consent of any Person under any material contractual obligation of any Borrower;

      The execution, delivery, and performance by each Borrower of this Amendment do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

      This Amendment and all other documents contemplated hereby, when executed and delivered by each Borrower will be the legally valid and binding obligations of such Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and

      No Default or Event of Default is existing.

    Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of a signature page hereto by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be as effective as delivery of a manually executed counterpart hereof.

    Reference to and Effect on the Loan Documents. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

    Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable costs and expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder.

    Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith, without reference to the conflict or choice of laws provisions thereof.

    Loan Document. This Amendment shall be deemed to be a Loan Document for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first written above.

BORROWERS: CELLSTAR CORPORATION, a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR, LTD., a Texas limited partnership

By: National Auto Center, Inc., its General Partner

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

NATIONAL AUTO CENTER, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR FINANCO, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/SA, a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR FULFILLMENT, INC., a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

CELLSTAR INTERNATIONAL CORPORATION/ASIA, a Delaware corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

AUDIOMEX EXPORT CORP., a Texas corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

NAC HOLDINGS, INC., a Nevada corporation

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: President

CELLSTAR FULFILLMENT LTD., a Texas limited partnership

By: CellStar Fulfillment, Inc., its General Partner

By: /s/ Elaine Flud Rodriguez

Name: Elaine Flud Rodriguez

Title: Sr. VP and General Counsel

AGENT AND LENDERS: WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By: Robert Bernier

Name: Robert Bernier

Title: Vice President

BANK OF AMERICA, N.A. (successor to Fleet Capital Corporation), as a Lender

By: H. Michael Wells

Name: H. Michael Wills

Title: Senior Vice President

TEXTRON FINANCIAL CORPORATION, as a Lender

By:

Name:

Title: